THIRD AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT


         THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Third Amendment") is entered into as of January 6, 2002 by and among The Right Start, Inc., a California corporation ("Parent"), Toy Soldier, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Toy Soldier" and, jointly, severally, and jointly and severally with Parent, the "Borrowers"), and Wells Fargo Retail Finance, LLC (the "Lender").

                                    RECITALS

         Parent and the Lender are parties to a Loan and Security Agreement dated as of January 23, 2001, as amended by the First Amendment to Loan and Security Agreement dated as of September 5, 2001 by and between Parent and the Lender and the Second Amendment to Loan and Security Agreement dated as of December 14, 2001 by and between Parent and the Lender (as so amended and as amended by and through the date hereof and as may be further amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which the Lender has agreed to make certain revolving credit advances and other financial accommodations to Parent.

         Pursuant to the Asset Purchase Agreement (as amended through the date hereof, the "FAO Purchase Agreement") dated November 19, 2001 by and among, on the one hand, Parent and Toy Soldier and, on the other hand, Royal Vendex KBB N.V., a Netherlands corporation ("Vendex"), F.A.O. Schwarz, a New York corporation ("FAO"), and Quality Fulfillment Services, Inc., a Virginia corporation ("QFS" and, collectively with FAO, the "Sellers"), Toy Soldier has agreed to purchase certain of the assets and assume certain of the liabilities of the Sellers. The Borrowers, the Sellers and Vendex desire to consummate the transactions contemplated by the FAO Purchase Agreement (collectively, the "FAO Transactions") concurrently with the execution and delivery of this Third Amendment.

         In connection with the FAO Transactions, Parent has requested certain amendments to the Loan Agreement, including the addition of Toy Soldier as a Borrower thereunder. The Lender is willing to amend the Loan Agreement and grant such consent as requested by Parent on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows.

1.       Amendments to the Loan Agreement.

(a) The Preamble to the Loan Agreement is hereby deleted in its entirety and restated in full as follows:

                           "THIS LOAN AND SECURITY AGREEMENT (this "Agreement"),
                  is entered into as of January 23, 2001, among, on the one hand The Right Start, Inc., a California corporation ("Parent"), and Toy Soldier, Inc., a Delaware corporation ("TS" and, jointly, severally, and jointly and severally with Parent, the "Borrowers"), each with its chief executive office located at 26610 Agoura Road, Suite 250, Calabasas, California and, on the other hand, Wells Fargo Retail Finance, LLC (the "Lender") in consideration of the mutual covenants contained herein and the mutual benefits to be derived herefrom."

         From and after the date of this Third Amendment, for all purposes of the Loan Agreement and all other Loan Documents, (i) the term "Borrower" shall be replaced with the term "Borrowers" and all applicable verbs presently expressed in the third person singular shall be replaced with the third person plural expressions thereof, (ii) the term "Lender" shall mean Wells Fargo Retail Finance, LLC, and the term "Paragon" shall be replaced with the term "Lender" and (iii) the term "Master Note" shall be replaced with the term "Amended and Restated Master Note".

(b) Section 1.4 of the Loan Agreement is hereby amended by deleting the words "Two Million ($2,000,000.00) Dollars" in subsection (j)(ii)(A) thereof and inserting in lieu thereof the figure "$5,000,000".

(c) Section 1.9 of the Loan Agreement is hereby amended by adding a new subsection (h) thereof, which new subsection (h) shall read in full as follows:

                           "(h) TS Collateral Monitoring Fee. On the last
                  Business Day of each calendar month, commencing March 31, 2002, the Borrowers shall pay to the Lender a TS collateral monitoring fee of $15,000, which fee shall be fully earned and payable as of each such payment date."

(d) Article 2 (Grant of Security Interest) of the Loan Agreement is hereby deleted in its entirety and restated in full as follows:

                           "2-1. Grant of Security Interest. To secure the
                  Borrowers' prompt, punctual and faithful repayment of all and each of the Liabilities (including, without limitation, any and all obligations created under the Parent Guaranty) in accordance with the terms and conditions of the Loan Documents and the Borrowers' performance of each of their respective covenants and duties under the Loan Documents, each Borrower hereby grants to the Lender a continuing security interest in and to all of such Borrower's currently existing and hereafter acquired or arising tangible and intangible assets (collectively, the "Collateral"), including, without limitation, all of such Borrower's right, title and interest in and to the following:

                           (a)      Accounts,

                           (b)      Books,

                           (c)      Chattel Paper,

                           (c)      DDAs,

                           (d)      Documents,

                           (e)      General Intangibles,

                           (f)      Goods (including all Inventory and
                                    Equipment),

                           (g)      Instruments,

                           (h)      Investment Property,

                           (i)      Letter of Credit Rights,

                           (j)      Real Estate,

                           (k) money or other assets of Borrower that now or hereafter come into the possession, custody, or control of the Lender, and

                           (l)      any and all proceeds and supporting
                                    obligations of the foregoing.

                           2-2. Extent and Duration of Security Interest. This
                  grant of a security interest is in addition to, and supplemental of, any security interest previously granted by the Borrowers to the Lender and shall continue in full force and effect applicable to all Liabilities until all Liabilities have been paid and/or satisfied in full and the security interest granted herein is specifically terminated in writing by a duly authorized officer of the Lender.

                           2-3. Negotiable Collateral. If and to the extent that
                  perfection or priority of the Lender's security interest in any of the Collateral, including proceeds, is dependent on or enhanced by possession, the applicable Borrower, immediately upon the written request of the Lender, shall endorse and deliver physical possession of such Collateral to the Lender.

                           2-4. Delivery of Additional Documentation Required.
                  At any time upon the written request of the Lender, the Borrowers shall execute and deliver to the Lender, any and all financing statements (including, without limitation, any amendments thereto and any "in lieu" continuation statements), security agreements, pledges, assignments, endorsements of certificates of title, bailee acknowledgments and all other documents (the "Additional Documents") that the Lender may reasonably request in the Lender's Discretion, in form and substance satisfactory to the Lender, to perfect and continue perfected or better perfect the Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of the Lender in any Real Estate acquired after the Closing Date, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. Without limiting the foregoing, the Borrowers shall give the Lender prompt written notice of any Commercial Tort Claim of either Borrowers not specifically identified herein and any Letter of

                  Credit Right of any Borrower. The Borrowers shall grant to the Lender a security interest in any such Commercial Tort Claim or Letter of Credit Right and the proceeds thereof upon the Lender's written request. So long as no Event of Default has occurred and is continuing, the Lender agrees not to assert rights to direct the settlement of any litigation giving rise to any such Commercial Tort Claim and, upon prior written notice, to provide such documentation as the Borrowers may reasonably request to satisfy the counterparty or counterparties to any such settlement of the applicable Borrower's authority to settle such litigation. To the maximum extent permitted by applicable law, each Borrower authorizes the Lender to execute any such Additional Documents in the applicable Borrower's name and authorize the Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as the Lender shall require, the Borrowers shall (a) provide the Lender with a report of all new patentable, copyrightable, or trademarkable materials acquired or generated by Borrowers during the prior period, (b) cause all patents, copyrights, and trademarks acquired or generated by Borrowers that are not already the subject of a registration with the appropriate filing office (or an application therefor diligently prosecuted) to be registered with such appropriate filing office in a manner sufficient to impart constructive notice of Borrowers' ownership thereof promptly upon Lender's reasonable written request, taking into account the value of such intellectual property and the cost of such filing, and (c) cause to be prepared, executed, and delivered to the Lender supplemental schedules to the applicable Loan Documents to identify such patents, copyrights, and trademarks as being subject to the security interests created thereunder."

(e) Section 4-12 of the Loan Agreement is hereby amended by deleting the words "head offices in Needham, Massachusetts" and inserting in lieu thereof the words "address set forth in Section 12-1 hereof".

(f) Section 5-16 of the Loan Agreement is hereby amended by adding the words "Except as set forth on EXHIBIT 5-16," at the beginning of such section.

(g) Section 5-17 of the Loan Agreement is hereby amended

     (i) first by deleting the text of subsection (a) thereof in its entirety and restating such subsection (a) in full as follows:

                           "(a) Pay any cash dividend or make any other
                  distribution in respect of any class of any Borrower's capital stock, except for any cash dividends and other distributions made by TS to Parent."

     (ii) second, by deleting the text of subsection (b) thereof in its entirety and restating such subsection (b) in full as follows:

                           "(b) Own, redeem, retire, purchase, or acquire any of
                  Parent's capital stock except for mandatory redemption of Parent's Series A Mandatorily Redeemable Preferred stock."

     (iii) third, by deleting the words "except .Com" from subsection (c) thereof;

     (iv) fourth, by deleting the words "except .Com" from subsection (d) thereof;

     (v) fifth, by deleting the words ", except .Com" from subsection (e) thereof; and

     (vi) sixth, by adding the following paragraph to the end of such Section 5-17:

                           "Notwithstanding the foregoing, Parent shall be
                  permitted to merge with another entity so long as (i) such merger is with a wholly-owned subsidiary of Parent and is effected for the purpose of reincorporating Parent in another state, and (ii) Parent has provided the Lender prior written notice of such merger."

(h) Section 5-18 of the Loan Agreement is hereby amended by adding a new subsection (d) thereof, which new subsection (d) shall read in full as follows:

                           "(d)     Loans or Advances made by Parent to TS."

     (i) Section 5-21 of the Loan Agreement is hereby amended by adding the following to the end of subsection (b) thereof:

                           "; provided further that the FAO Transaction and
                  transactions between Borrowers shall not be deemed to violate this provision."

(j) Section 6-1 of the Loan Agreement is hereby amended, first, by inserting "(i)" after the words "except for" in the final clause of subsection (a) thereof and, second, by adding the following to the end of such subsection (a):

                           "and (ii) the sale of Inventory located at the 840
                  North Michigan Avenue, Chicago, Illinois retail store location pursuant to the Interim Operating Agreement dated as of the date hereof among the Borrowers, FAO and Vendex so long as the Lender has received prior written notice of such sale."

(k) Section 10-7B of the Loan Agreement is hereby amended by inserting "ZB" before the words "Post-Closing Payments Guaranty" in such section.

(l) A new Section 10-7C of the Loan Agreement is hereby added to the Loan Agreement, which Section 10-7C shall read in full as follows:

                           "10-7C.  Default Under FAO Purchase Documents.  The
                  occurrence of any material breach or default under any of the FAO Purchase Documents."

(m) Article 10A of the Loan Agreement is hereby amended by deleting the text of such Article 10A in its entirety and restating such text in full as follows:

                           "If any Event of Default shall have occurred and be
                  continuing under this Agreement, the Borrowers shall be prohibited from making any payment in respect of any Post-Closing Obligation."

(n) Section 11-4 of the Loan Agreement is hereby amended by inserting after the words "in which the Borrower now or hereafter has rights" the words ", to the extent the Borrowers have a right to grant such license without the consent of the licensor,".

(o) Section 12-1 of the Loan Agreement is hereby amended by deleting the notice information set forth below the first paragraph thereof in its entirety, and inserting the following in lieu thereof:

                           "If to the Borrowers:  THE RIGHT START, INC.
                                                  26610 Agoura Road, Suite 250
                                                  Calabasas, California  91302
                                                  Attention:  Legal
                                                  Fax:  (818) 735-7242

                           with copies to:        FULBRIGHT & JAWORSKI L.L.P.
                                                  865 South Figueroa Street
                                                  29th Floor
                                                  Los Angeles, California  90017
                                                  Attention:  Victor Hsu, Esq.
                                                  Fax: (213) 680-4518

                           If to the Lender:     WELLS FARGO RETAIL FINANCE, LLC
                                                 One Boston Place, 18th Floor
                                                 Boston, MA 02108
                                                 Attn:  Patrick J. Norton
                                                 Fax: (617) 523-4029

                           with copies to:       CHOATE, HALL & STEWART
                                                 Exchange Place
                                                 53 State Street
                                                 Boston, MA 02109
                                                 Attn:  Peter M. Palladino, P.C.
                                                 Fax: (617) 248-4000"

(p) Section 13-1 of the Loan Agreement is hereby amended by deleting the words "24th day of January (commencing January 24, 2006) of each year and ending on January 23rd" in the first clause of such section and inserting in lieu thereof the words "4th day of January (commencing January 4, 2005) of each year and ending on January 3".

(q) A new Section 14-19 is hereby added to the Loan Agreement, which Section 14-19 shall read in full as follows:

                           "14-19.  Parent as Agent for Borrowers.

                           Each Borrower hereby irrevocably appoints Parent as
                  the borrowing agent and attorney-in-fact for all Borrowers (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Lender shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide the Lender with all notices with respect to Advances and L/Cs obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on behalf of the Borrowers to obtain Advances and L/Cs and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that the Lender shall not incur liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion. To induce the Lender to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify the Lender harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of Borrowers as herein provided, (b) Lender's relying on any instructions of the Administrative Borrower, or (c) any other action taken by Lender hereunder or under the other Loan Documents, except that the Borrowers will have no liability to the Lender under this Section 14-19 with respect to any liability that has been finally determined by a court of competent jurisdiction to have resulted solely from the Lender's gross negligence or willful misconduct."

(r) Exhibit 1-6 (Amended and Restated Master Note) is hereby amended by deleting the text of such Exhibit 1-6 in its entirety and inserting in lieu thereof the text of Exhibit 1-6 attached hereto.

(s) Exhibit 3 (Definitions) is hereby amended by deleting the text of such
Exhibit 3 in its entirety and inserting in lieu thereof the text of Exhibit 3 attached hereto.

(t) Exhibit 5-2 (Related Entities) is hereby amended by deleting the text of such Exhibit 5-2 in its entirety and inserting in lieu thereof the text of
Exhibit 5-2 attached hereto.

(u) Exhibit 5-3 (Intellectual Property/ Mergers and Consolidations) is hereby amended by adding to the end of such Exhibit 5-3 the text of Exhibit 5-3 attached hereto.

(v) Exhibit 5-4 (Locations of Collateral) is hereby amended by adding to the end of such Exhibit 5-4 the text of Exhibit 5-4 attached hereto.

(w) Exhibit 5-5 (Encumbrances) is hereby amended by adding to the end of such
Exhibit 5-5 the text of Exhibit 5-5 attached hereto.

(x) Exhibit 5-6 (Indebtedness) is hereby amended by deleting the text of such
Exhibit 5-6 in its entirety and inserting in lieu thereof the text of Exhibit 5-6 attached hereto.

(y) Exhibit 5-7 (Insurance) is hereby amended by adding to the end of such
Exhibit 5-7 the text of Exhibit 5-7 attached hereto.

(z) A new Exhibit 5-8 (Licenses) to the Loan Agreement is hereby added to the Loan Agreement, the text of which Exhibit 5-8 shall read in full as set forth on
Exhibit 5-8 hereto.

(aa) Exhibit 5-9 (Leases) is hereby amended by adding to the end of such Exhibit 5-9 the text of Exhibit 5-9 attached hereto.

(bb) A new Exhibit 5-16 (Licenses) is hereby added to the Loan Agreement, the text of which Exhibit 5-16 shall read in full as set forth on Exhibit 5-16 hereto.

(cc) Exhibit 7-1 (DDAs) is hereby amended by adding to the end of such Exhibit 7-1 the text of Exhibit 7-1 attached hereto.

(dd) Exhibit 7-2 (Credit Card Processors) is hereby amended by adding to the end of such Exhibit 7-2 the text of Exhibit 7-2 attached hereto.

(ee) Exhibit 9-4 (Borrowing Base Certificate) is hereby amended by deleting the text of such Exhibit 9-4 in its entirety and inserting in lieu thereof the text of Exhibit 9-4 attached hereto.

(ff) Exhibit 9-10 (Business Plan) is hereby amended by deleting the text of such
Exhibit 9-10 in its entirety and inserting in lieu thereof the text of Exhibit 9-10 attached hereto.

2. Conditions Precedent to Third Amendment. The satisfaction of each of the following, unless waived or deferred by the Lender, in its sole discretion, shall constitute conditions precedent to the effectiveness of this Third Amendment and each and every provision hereof:

(a) The Lender shall have received each of the following documents (collectively, the "Third Amendment Documents"), each such document in form and substance reasonably satisfactory to the Lender, duly executed and in full force and effect:

        (i)      the Amended and Restated Master Note;

        (ii)     the TS-Targoff Pledge Agreement;

        (iii)    the Guaranty and Security Agreement;

        (iv)     the Copyright Security Agreement;

        (v)      the Trademark Security Agreement;

        (vi)     the FAO Intercreditor Agreement;

        (vii)    the Schwarz Agreement;

        (viii) the opinion of Kronish, Lieb Weiner & Hellman, LLP delivered pursuant to the FAO Purchase Agreement with respect to the FAO Transaction;

        (ix)     the opinion of Fulbright & Jaworski LLP;

        (x) evidence satisfactory to the Lender that, commencing on the date hereof, any amounts (in excess of any minimum balance not to exceed $2,000) in each of the DDAs maintained by Toy Soldier with First Union Bank shall be transferred on a daily basis to the Concentration Account;

        (xi) evidence satisfactory to the Lender that, commencing on the date hereof, Chase Merchant Services, L.L.C. shall make all payments of proceeds of credit card charges in respect of Toy Soldier Inventory to an account satisfactory to the Lender;

        (xii) a certificate of the Secretary of each Borrower attesting to such Borrower's Governing Documents, the resolutions of its board of directors authorizing its execution, delivery and performance of this Third Amendment and the Third Amendment Documents to which such Borrower is a party, and the incumbency of officers;

        (xiii) a certificate of a Manager of Targoff attesting to Targoff's Governing Documents, the resolutions of its managers authorizing its execution, delivery and performance of the Third Amendment Documents to which it is a party, and the incumbency of officers and/ or managers;

        (xiv) a certificate of status with respect to Targoff, dated within 10 days of the date hereof, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Targoff, which certificate shall indicate that Targoff is in good standing in such jurisdiction;

        (xv) evidence satisfactory to the Lender that Toy Soldier has applied for certificates of status to be issued by the appropriate officers of each jurisdiction in which Toy Soldier will be conducting business, which certificates shall indicate that Toy Soldier is in good standing in such jurisdictions;

        (xvi) a certificate of insurance, together with the endorsements thereto, with respect to the assets purchased pursuant to the FAO Purchase Documents, the form and substance of which shall be satisfactory to Agent and its counsel;

        (xvii) a certificate of officers delivered by both Borrowers attesting that the FAO Purchase Documents attached thereto are true, correct and complete copies of such documents and that such documents set forth the complete agreement (whether oral or written, including all side letters and agreements) among the Borrowers and FAO, QFS and Vendex, together with copies of all such FAO Purchase Documents;

(b) The FAO Transaction shall have been consummated on terms satisfactory to the Lender.

(c) The representations and warranties in this Third Amendment, the Loan Agreement as amended hereby and the other Loan Documents shall be true and correct in all material respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

(d) Except as expressly waived hereby, no Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

(e) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any court or other governmental authority against either Borrower or the Lender;

(f) The Lender shall have received a third amendment fee of $50,000 from the Borrowers; and

(g) The Lender shall have received payment in full of its out-of pocket expenses (including reasonable attorneys' fees and expenses) incurred in connection with the Loan Agreement and this Third Amendment.

3. Conditions Subsequent to Third Amendment. The obligation of the Lender to continue to make Advances (or otherwise extend credit under the Loan Agreement) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure of the Borrowers to so perform or cause to be performed constituting an Event of Default under the Loan Agreement).

(a)      Within 7 days of the date hereof, the Borrowers shall deliver:

        (i) account control agreements with respect to each of the DDAs maintained by TS at First Union Bank, each such account control agreement in form and substance satisfactory to the Lender, duly executed and in full force and effect; and

        (ii) credit card processing agreements with all of Toy Soldier's Credit Card Processors, such credit card processing agreements in form and substance satisfactory to the Lender, duly executed and in full force and effect.

(b) Within 14 days of the date hereof the Borrowers shall deliver evidence satisfactory to the Lender that any amounts (in excess of any minimum balance not to exceed $2,000) in each of the DDAs maintained by Toy Soldier shall be transferred on a daily basis to the Concentration Account;

(c)      Within 30 days of the date hereof, the Borrowers shall deliver:

        (i) certificates of status with respect to Toy Soldier, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Toy Soldier is in good standing in such jurisdictions;

        (ii) account control agreements with respect to each of the DDAs designated as "Toy Soldier DDAs" on Exhibit 7-1 to the Loan Agreement as amended hereby, each such account control agreement in form and substance satisfactory to the Lender, duly executed and in full force and effect.

(d) Notwithstanding Section 5-4 of the Loan Agreement as amended hereby, within 60 days of the date hereof, the Borrowers shall deliver landlord waivers with respect to each of the locations acquired by Toy Soldier under the FAO Purchase Agreement that are located in Landlord Lien States, each such landlord waiver in form and substance satisfactory to the Lender, duly executed and in full force and effect. For each such location for which the Lender has not received a landlord waiver by such date, the Lender shall include an amount equal to one month's rent for such location in Availability Reserves.

4. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender that (a) the execution, delivery, and performance of this Third Amendment, each of the Third Amendment Documents and the Loan Agreement are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected; (b) this Third Amendment, the Loan Agreement and the Third Amendment Documents constitute such Borrower's legal, valid, and binding obligation, enforceable against such Borrower in accordance with its terms; (c) this Third Amendment and the Third Amendment Documents have been duly executed and delivered by such Borrower; (d) the Borrowers are in compliance with all of the terms and provisions set forth in the Loan Agreement and each of the other Loan Documents, as previously amended and as amended hereby, on their part to be observed or performed on or prior to the date hereof; and (e) except as expressly waived hereby, no Event of Default has occurred and is continuing.

5. Reaffirmation by Parent. Parent further reaffirms all of its obligations, as amended hereby, under the Loan Agreement, as amended hereby, and the other Loan Documents.

6. Effect on Loan Agreement. The Loan Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this Third Amendment shall not operate as a waiver of or, except as expressly set forth herein, as an amendment of, any right, power, or remedy of the Lender under the Loan Agreement, as in effect prior to the date hereof.

7. Further Assurances. The Borrowers shall execute and deliver all agreements, documents, and instruments, in form and substance satisfactory to the Lender, and take all actions as the Lender may reasonably request from time to time, to perfect and maintain the perfection and priority of the security interest in the Collateral held by the Lender and to fully consummate the transactions contemplated under this Third Amendment and the Loan Agreement, as amended hereby.

8. No Novation; Entire Agreement. This Third Amendment evidences solely the amendment of the terms and provisions of the Borrower's obligations under the Loan Agreement and is not a novation or discharge thereof. There are no other understandings, express or implied, between the Lender and the Borrowers regarding the subject matter hereof.

9. Choice of Law. The validity of this Third Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of The Commonwealth of Massachusetts.

10. Counterparts; Telefacsimile Execution. This Third Amendment may be executed in any number of counterparts and by different parties and separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Third Amendment by telefacsimile shall be as effective as delivery of a manually executed counterpart of this Third Amendment. Any party delivering an executed counterpart of this Third Amendment by telefacsimile also shall deliver a manually executed counterpart of this Third Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Third Amendment.

11.      Definitions and Construction.

(a) Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended hereby.

(b) This Third Amendment and the Loan Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Third Amendment shall supersede and control the terms, provisions and conditions of the Loan Agreement. Upon and after the effectiveness of this Third Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "herein", "hereof" or words of like import referring to the Loan Agreement, and each reference in the other Loan Documents to "the Loan Agreement", "thereunder", "therein", "thereof" or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified and amended hereby.

(c) Except to the extent expressly amended hereby, the Loan Agreement and all other Loan Documents shall be unaffected hereby and shall continue in full force and effect and are hereby in all respects ratified and confirmed, and the Loan Agreement and other Loan Documents, as amended hereby, constitute the legal, valid, binding and enforceable obligations of the Borrowers to the Lender.

               [The rest of this page is intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Loan and Security Agreement to be executed as of the date first above written.

                                   BORROWERS:

                                   THE RIGHT START, INC.


                                   By: /s/ Raymond P. Springer
                                   Raymond P. Springer
                                   Executive Vice President



                                   TOY SOLDIER, INC.


                                   By: /s/ Raymond P. Springer
                                   Raymond P. Springer
                                   Executive Vice President



                                   LENDER:

                                   WELLS FARGO RETAIL FINANCE, LLC,
                                   as Lender


                                   By: /s/ Joseph Becker
                                   Joseph Becker,
                                   Senior Vice President

                                    EXHIBIT 3


         "Acceptable Inventory": Such of the Borrowers' Inventory, at such locations, and of such types, character, qualities and quantities, (net of Inventory Reserves), as to which Inventory, the Lender has a perfected security interest which is prior and superior to all security interests, claims, and Encumbrances.For purposes of determining the Borrowing Base, none of the Toy Soldier Inventory shall be included in Acceptable Inventory if, as of any date of determination, Excess Availability is less than $10,000,000. For purposes of calculating Excess Availability, Toy Solder Inventory shall be included in Acceptable Inventory.

         "Account Debtor":  Has the meaning given that term in the UCC.

         "Accounts": All of Borrowers' now owned or hereafter acquired right, title and interest in and to "accounts" as that term is defined from time to time in the UCC.

         "Accounts Receivable" include, without limitation, "accounts" as defined in the UCC.

         "ACH":  Automated clearing house.

         "Additional Documents":  Is defined in Section 2-4.

         "Advances": Funds advanced to the Borrowers or otherwise in accordance with this Agreement.

         "Advance Rates": The percentage(s) of the Cost of Acceptable Inventory or Net Retail Liquidation Value used to calculate the Borrowing Base.

         "Affiliate": With respect to any two Persons, a relationship in which
(a) one holds, directly or indirectly, not less than twenty-five (25%) percent of the capital stock, beneficial interests, partnership interests, or other equity interests of the other; or (b) one has, directly or indirectly, control of the other; or (c) not less than twenty-five (25%) percent of their respective ownership is directly or indirectly held by the same third Person.

         "Amended and Restated Master Note":  Is defined in Section 1-6.

         "Annual Facility Fee":  Is defined in Section 1-9(a).

         "Availability": At any time of determination an amount equal to the lesser of the Borrowing Base and the Credit Limit in either case, minus (i) the then unpaid principal balance of the Loan Account, minus (ii) 100% of the then outstanding Stated Amount of all standby L/C's; minus (iii) 100% of the then Stated Amount of all Documentary L/C's, plus all freight and duty charges applicable thereto.

         "Availability Reserves": Such reserves as the Lender from time to time determines in the Lender's reasonable discretion as being appropriate to reflect impediments to the Lender's ability to realize upon the Collateral as of the Closing Date or any increase in such impediments subsequent to the Closing Date.

Without limiting the generality of the foregoing, Availability Reserves may include (but are not limited to) reserves based on (but in each case not greater than) the following:

                  (a) Rent (in the amount of past due rent and in which no landlord's waiver, acceptable to the Lender, has been received by the Lender in accordance with Section 5.4).

                  (b)      In store customer credits and gift certificates.

                  (c) Payables (based upon payables which are past due normal trade terms).

                  (d) Taxes and other governmental charges, including, ad valorem, personal property, and other taxes which may have priority over the security interests of the Lender in the Collateral.

                  (e)      Held or post-dated checks.

         "Average Unused Portion of the Credit Limit": As of any date of determination, (a) the Credit Limit, minus (b) the sum of (i) the average daily balance of advances that were outstanding during the immediately preceding month, plus (ii) the average daily balance of the undrawn L/C's outstanding during the immediately preceding month.

         "Banking Day": Any day other than (a) a Saturday, Sunday; (b) any day on which banks in Boston, Massachusetts are not open to the general public for the purpose of conducting commercial banking business; or (c) a day on which the Lender is not open to the general public to conduct business.

         "Bankruptcy Case": Collectively, the jointly-administered cases filed by the Debtors under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court, with a lead case no. 01-1749, or any successor case thereto.

         "Bankruptcy Code": The United States Bankruptcy Code (11 U.S.C.ss.101 et seq.), as amended, and any successor statute.

         "Bankruptcy Court": The United States Bankruptcy Court for the District of Delaware, or such other successor court where the Bankruptcy Case is pending.

         "Base": The Base Rate announced from time to time by Wells Fargo Bank, N.A. (or any successor in interest to Wells Fargo Bank, N.A.). In the event that said bank (or any such successor) ceases to announce such a rate, "Base" shall refer to that rate or index announced or published from time to time as the Lender, in good faith, designates as the functional equivalent to said Base Rate. Any change in "Base" shall be effective, for purposes of the calculation of interest due hereunder, when such change is made effective generally by the bank on whose rate or index "Base" is being set.

         "Basis Point(s)": An amount which is equal to 1/100th of one (1%) percent. For example, one and one-half (1.5%) percent equals 150 basis points.

         "Blocked Account":  Is defined in Article 7-1(b)(i).

         "Books": All of Borrowers' books and records including: ledgers; records indicating, summarizing, or evidencing Borrowers' properties or assets (including the Collateral) or liabilities; all information relating to Borrowers' business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

         "Borrowers":  Is defined in the Preamble.

         "Borrowing Base": As of any date of determination, amounts up to the lesser of (a) the Credit Limit and (b) the total of (i) the Borrowing Base Percentage of Acceptable Inventory plus (ii) the Borrowing Base Percentage of the then Stated Amount of all Documentary L/Cs minus (iii) Availability Reserves.

         "Borrowing Base Percentage": A factor, expressed as a percentage, equal to 0.85 multiplied by the Net
Retail Liquidation Value.

         "Borrowing Base Certificate": The certificate in the same for attached as EXHIBIT 9-4, provided to Lender in connection with any request for advances and/or L/C's, setting forth, among other things, Availability.

         "Business Plan": The Borrowers' business plan annexed hereto as EXHIBIT 9-10 and any revision, amendment, or update of such business plan to which the Lender has provided its written sign-off.

         "Capital Expenditures": The expenditure of funds or the incurrence of liabilities which may be capitalized in accordance with GAAP.

         "Capital Lease": Any lease which may be capitalized in accordance with GAAP.

         "Chattel Paper": All of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "chattel paper", including, without limitation, "tangible chattel paper" and "electronic chattel paper", as such terms are defined from time to time in the Code, and any and all supporting obligations in respect thereof.

         "Closing Date": The date of the first to occur of the making of the initial Advance or the issuance of the initial L/C.

         "Collateral":  Is defined in Section 2-1.

         "Concentration Account":  Is defined in Section 7-3.

         "Control": The direct or indirect power to direct or cause the direction of the management and policies of another Person, whether through ownership of voting securities, by contract, or otherwise. Included among such powers, with respect to a corporation, are power to cause any of following: (a) the election of a majority of its Board of Directors; (b) the issuance of additional shares of its common stock; (c) the issuance and designation of rights and shares of its preferred stock (if any); (d) the distribution and timing of dividends; (e) the award of performance bonuses to its management; (f) the termination or severance of officers or key employees; and (g) all or any similar matters.

         "Copyright Security Agreement": A copyright security agreement executed and delivered by each of Toy Soldier and the Lender, the form and substance of which is satisfactory to the Lender.

         "Cost": The calculated costs of purchases, as determined from invoices received by the Borrowers, the Borrowers' Purchase Journal or Stock Ledger, based upon the Borrowers' accounting practices, known to the Lender, which practices are in effect on the date on which this Agreement was executed. "Cost" does not include any inventory capitalization costs inclusive of advertising, but may include other charges used in the Borrowers' determination of cost of goods sold and bringing goods to market, all within Lender's sole discretion and in accordance with GAAP.

         "Cost Factor": The result of 1 minus the Borrowers' then cumulative markup percent derived from the Borrowers' purchase journal on a rolling twelve
(12) month basis.

         "Costs of Collection": Includes, without limitation, all attorneys' reasonable fees and reasonable out-of-pocket expenses incurred by the Lender's attorneys, and all reasonable costs incurred by the Lender in the administration of the Liabilities and/or the Loan Documents, including without limitation, reasonable costs and expenses associated with travel on behalf of the Lender, which costs and expenses are directly or indirectly related to or in respect of the Lender's: administration and management of the Liabilities; negotiation, documentation, and amendment of any Loan Document; or efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities, and/or the Lender's Rights and Remedies and/or any of the Lender's rights and remedies against or in respect of any guarantor or other Lender liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection are Liabilities, and at the Lender's option may bear interest at the highest post-default rate which the Lender may charge the Borrowers hereunder as if such had been lent, advanced, and credited by the Lender to, or for the benefit of, the Borrowers.

         "Credit Card Processor": Any Person which acts as a credit card clearinghouse or processor or credit car payments accepted by Borrowers.

         "Credit Limit":  $17,500,000.

         "Debtors": Collectively, Zany Brainy, Inc., Children's Products, Inc., Children's Distribution, LLC, Children's Development, Inc., Noodle Kidoodle, Inc., and Zany Brainy Direct LLC.

         "DDA": Any "deposit account" (as that term is defined from time to time in the UCC) maintained by the Borrowers.

         "Document": All of Borrowers' now owned or hereafter acquired right, title, and interest with respect to any "document" as that term is defined from time to time in the UCC, and any and all supporting obligations in respect thereof.

         "Documentary L/C": A documentary L/C issued to support the purchase by Borrowers of Inventory prior to its transport to a location set forth on EXHIBIT 5-4 that provides that all draws thereunder must require presentation of customary documentation (including, if applicable, commercial invoices, packing lists, certificate of origin, bill of lading, an airway bill, customs clearance documents, quota statement, certificate, beneficiaries statement and bill of exchange, bills of lading, dock warrants, dock receipts, warehouse receipts or other documents of title), in form and substance reasonably satisfactory to Lender and reflecting passage to Borrowers of title to first quality Inventory conforming to Borrowers' contract with the seller thereof.

         "Duly Authorized Person": Any individual authorized by the Borrowers to request loans or financial accommodations and/or sign reports to Lender.

         "EBITDA": The Borrowers' earnings from continuing operations (excluding extraordinary items), before interest, taxes, depreciation and amortization, each as determined in accordance with GAAP.

         "Effective Advance Rate": The percentage obtained by dividing the sum of the then existing balance of the Loan Account plus the Stated Amount of outstanding L/C's by the then Cost value of Acceptable Inventory.

         "Employee Benefit Plan":  As defined in ERISA.

         "Encumbrance":  Each of the following:

                  (a) security interest, mortgage, pledge, hypothecation, lien attachment, or charge of any kind (including any agreement to give any of the foregoing); the interest of a lessor under a Capital Lease; conditional sale or other title retention agreement; sale of accounts receivable or chattel paper; or other arrangement pursuant to which any Person is entitled to any preference or priority with respect to the property or assets of another Person or the income or profits of such other Person or which constitutes an interest in property to secure an obligation; each of the foregoing whether consensual or nonconsensual and whether arising by way of agreement, operation of law, legal process or otherwise.

                  (b) the filing of any financing statement under the UCC or comparable law of any jurisdiction.

         "End Date": The date upon which both (a) all Liabilities have been paid in full and (b) all obligations of the Lender to make loans and advances and to provide other financial accommodations to the Borrowers hereunder shall have been irrevocably terminated.

         "Environmental Laws": (a) Any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements which regulates or relates to, or imposes any standard of conduct or liability on account of or in respect to environmental protection matters, including, without limitation, Hazardous Materials, as is now or hereafter in effect; and (b) the common law relating to damage to Persons or property from Hazardous Materials.

         "Equipment" means all of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "equipment", as that term is defined from time to time in the UCC, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "ERISA":  The Employee Retirement Security Act of 1974, as amended.

         "ERISA Affiliate": Any Person which is under common control with the Borrowers within the meaning of Section 4001 of ERISA or is a part of a group which includes the Borrowers and which would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "Estate":  Collectively, the estates of the Debtors created under
Section 541 of the Bankruptcy Code by virtue of the Bankruptcy Case.

         "Event of Default":  Is defined in Article 10.

         "Excess Availability": As of any date of determination, the amount equal to (i) 85% of Net Retail Liquidation Value less (ii) the sum of Availability Reserves plus the then outstanding balance of the Loan Account (including, without limitation, all outstanding L/Cs).

         "Executive Agreement": Any agreement or understanding (whether or not written) to which either Borrower is a party or by which such Borrower may be bound, which agreement or understanding relates to Executive Pay.

         "Executive Officer": With respect to Parent, each of Jerry R. Welch, Raymond P. Springer and Marilyn Platfoot and, with respect to TS, each of Jerry
R. Welch and Raymond P. Springer, and any other Person who (without regard to title) is the successor to such individual(s) appointed within sixty (60) days of the date when such individual(s) is/are no longer an Executive Officer for any reason, and who is reasonably satisfactory to Lender.

         "Executive Pay": All salary, bonuses, and other value directly or indirectly provided by or on behalf of the Borrowers to or for the benefit of any Executive Officer of any Affiliate, spouse, parent, or child of any Executive Officer.

         "FAO":  F.A.O. Schwarz, a New York corporation.

         "FAO Intercreditor Agreement": An intercreditor and subordination agreement executed and delivered by Vendex, FAO, QFS and the Lender, the form and substance of which is satisfactory to the Lender.

         "FAO Notes": Collectively, the Subordinated Notes (as defined in the FAO Purchase Agreement) in the original principal amount of up to $18,000,000 issued by Toy Soldier to FAO and QFS and any promissory note delivered by Toy Soldier in connection with the payment of the Settlement Balance (as defined in the FAO Purchase Agreement).

         "FAO Payment Obligations": Any obligation of Toy Soldier and/ or Parent to make any payment to FAO, QFS or Vendex in respect of the FAO Notes, the Settlement Balance, and/ or any other obligation under any of the FAO Purchase Documents.

         "FAO Purchase Agreement": The Asset Purchase Agreement dated November 19, 2001 by and among Parent, Toy Soldier, Vendex, FAO and QFS.

         "FAO Purchase Documents":  Collectively,

                  (a)      the FAO Notes;

                  (b) the Security Agreement dated as of the date hereof made by Toy Soldier in favor of FAO and QFS;

                  (c) the Guaranty dated as of the date hereof made by Parent in favor of FAO and QFS;

                  (d) the Security Agreement dated as of the date hereof made by Parent in favor of FAO and QFS; and

                  (e) all other material agreements, documents and/ or instruments executed and delivered in connection with the foregoing and/ or the FAO Purchase Agreement.

         "FAO Transaction": Collectively, the transactions contemplated by the FAO Purchase Agreement and the other FAO Purchase Documents in which Toy Soldier is purchasing certain of the assets of FAO and QFS.

         "Funding Account":  Is defined in Section 7-6.

         "GAAP": Principles which are consistent with those promulgated or adopted by the Financial Accounting Standards Board and its predecessors (or successors) in effect and applicable to that accounting period in respect of which reference to GAAP is being made.

         "General Intangibles": All of Borrowers' now or hereafter acquired right, title and interest in and to "general intangibles" as that term is defined from time to time in the UCC.

         "Goods": All of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "goods", as that term is defined from time to time in the UCC, including, without limitation, any and all Inventory and Equipment.

         "Governing Documents": The certificate or articles of incorporation, by-laws, certificate of formation, operating agreement or other organizational or governing documents of any Person.

         "Gross Margin": With respect to the subject accounting period for which being calculated, (i) the difference of Sales minus Cost of Goods Sold divided by (ii) Sales (determined in accordance with the cost method of accounting).

         "Guaranty and Security Agreement": A Guaranty and Security Agreement executed and delivered by Targoff and the Lender, the form and substance of which is satisfactory to the Lender.

         "Hazardous Materials": Any (a) hazardous materials, hazardous waste, hazardous or toxic substances, petroleum products, which (as to any of the foregoing) are defined or regulated as a hazardous material in or under any Environmental Law and (b) oil in any physical state other than, in each case, cleaning materials in ordinary amounts used in the ordinary course of Borrowers' business.

         "Indebtedness": All indebtedness and obligations of or assumed by any person on account of or in respect to any of the following:

                  (a) In respect of money borrowed (including any indebtedness which is non-recourse to the credit of such Person but which is secured by an Encumbrance on any asset of such Person) whether or not evidenced by a promissory note, bond, debenture or other written obligation to may money.

                  (b) For the payment of the purchase price of goods or services deferred for more than thirty (30) days beyond then current trade terms provided to such Person by the supplier of such goods or services.

                  (c) In connection with any letter of credit or acceptance transaction (including, without limitation, the face amount of all letters of credit and acceptances issued for the account of such Person or reimbursement on account of which such Person would be obligated).

                  (d) In connection with the sale or discount of accounts receivable or chattel paper of such Person.

                  (e)      On account of deposits or advances.

                  (f)      As lessee under Capital Leases.

         "Indebtedness" of any Person shall also include:

                  (a) Indebtedness of others secured by an Encumbrance on any asset of such Person, whether or not such Indebtedness is assumed by such Person.

                  (b) Any guaranty, endorsement, suretyship or other undertaking pursuant to which that Person may be liable on account of any obligation of any third party.

                  (c) The Indebtedness of a partnership or joint venture in which such Person is a general partner or joint venturer.

         "Indemnified Person":  Is defined in Section 14-11.

         "Instruments": All of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "instruments", including, without limitation, any "promissory notes", as such terms are defined from time to time in the UCC.

         "Inventory": All Borrowers' now owned or hereafter acquired right, title, and interest with respect to "inventory", as that term is defined from time to time in the UCC, including, without limitation, goods held for sale or lease or to be furnished under a contract of service, goods that are leased by a Borrower as lessor, goods that are furnished by a Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in a Borrowers' business.

         "Inventory Reserves": Such reserves as may be established from time to time by the Lender in the Lender's discretion with respect to the determination of conditions affecting the saleability, at retail, of the Acceptable Inventory or which reflect such other factors as affect the current Retail or market value of the Acceptable Inventory and which conditions or factors having changed materially from those existing at the time of execution of this Agreement. Without limiting the generality of the foregoing, Inventory Reserves may include (but are not limited to) reserves based on the following:

                  (a) Obsolescence (determined based upon Inventory on hand beyond a given number of days), consistent with (i) Borrowers' past history with respect to such obsolescence and (ii) Borrowers' Business Plan.

                  (b)      Seasonality.

                  (c)      Shrinkage.

                  (d)      Imbalance.

                  (e)      Change in Inventory character, composition or mix.

                  (f)      Markdowns (both permanent and point of sale).

                  (g) Retail markons or markups inconsistent with prior period practice and performance; current business plans; or advertising calendar and planned advertising events.

                  (h) The relationship between the amount expended for Inventory purchases and the cost of goods sold.

         "Investment Property": All of Borrowers' now owned or hereafter acquired right, title and interest in and to "investment property" as that term is defined from time to time in the UCC.

         "Issuer":  The issuer of any L/C.

         "L/C": Any letter of credit, the issuance of which is procured by the Lender for the account of either Borrower and any acceptance made on account of such letter.

         "Landlord Lien State": Any state or other jurisdiction under whose statutory or common law the rights of a landlord in assets of that landlord's tenant, for unpaid rent, are senior to a perfected security interest in such assets.

         "Lease": Any lease or other agreement, no matter how styled or structured, which either Borrower is entitled to the use or occupancy of any space.

         "Leasehold Interests": The Borrowers' leasehold estate or interest in each of the properties at or upon which the Borrowers conduct business, offers any Inventory for sale, or maintains any of the Collateral, whether or not for retail sale, together with Borrowers' interest in any of the improvements and fixtures located upon or appurtenant to each leasehold interest.

         "Lender's Rights and Remedies":  Is defined in Section 11-6.

         "Letter of Credit Rights": All of Borrowers' now owned or hereafter acquired right, title, and interest with respect to "letter of credit rights", as that term is defined from time to time in the UCC.

         "Liabilities" (in the singular, "Liability"): Includes, without limitation, all and each of the following, whether now existing or hereafter arising:

                  (a) Any and all direct and indirect liabilities, debts, and obligations of the Borrowers to the Lender under any Loan Document, as amended from time to time, each of every kind, nature, and description.

                  (b) Each obligation to repay any loan, advance, indebtedness, note, obligation, overdraft, or amount now or hereafter owing by the Borrowers to the Lender (including all future advances whether or not made pursuant to a commitment by the Lender) under any Loan Documents, as amended from time to time, whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Lender may hold against the Borrowers under any Loan Documents, as amended from time to time.

                  (c) All notes and other obligations of the Borrowers under any Loan Documents now or hereafter assigned to or held by the Lender, each of every kind, nature, and description.

                  (d) All interest, fees, and charges and other amounts which may be charged by the Lender to the Borrowers and/or which may be due from the Borrowers to the Lender from time to time under any Loan Documents.

                  (e) All costs and expenses incurred or paid by the Lender in respect of any agreement between the Borrowers and the Lender under any Loan Documents, as amended from time to time or instrument furnished by the Borrowers to the Lender under any Loan Documents, as amended from time to time (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses).

                  (f) Any and all covenants of the Borrowers to or with the Lender and any and all obligations of the Borrowers to act or to refrain from acting in accordance with any agreement between the Borrowers and the Lender or instrument furnished by the Borrowers to the Lender.

         "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Estate.

         "Loan Account":  Is defined in Section 1-5.

         "Loan Documents": This Agreement, the TS-Targoff Pledge Agreement, the Guaranty and Security Agreement, the Master Note, the Trademark Security Agreement, the Copyright Security Agreement, the FAO Intercreditor Agreement, and any other agreement, certificate, instrument or other document entered into, now or in the future, by any Borrower and the Lender in connection with this Agreement.

         "Local DDA": A depository account maintained by the Borrowers, the only contents of which may be transfers from the Funding Account and actually used solely (i) for petty cash purposes; or (ii) for payroll.

         "Loan Maintenance Fee":  Is defined in Section 1-9(b).

         "Material Adverse Change": (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrowers, including, without limitation, a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition since the date of the latest financial information submitted to Lender on or before the Closing Date, and since the date of the latest financial information supplied hereunder or at any time as compared to the Business Plan attached hereto on the date of execution hereof as EXHIBIT 9-10; (b) the material impairment of Borrowers' ability to perform its obligations under the Loan Documents to which it is a party or of Lender to enforce the Liabilities or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Lender would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Lender's liens with respect to the Collateral, other than as permitted under this Agreement.

         "Maturity Date":  January 4, 2005.

         "Net Retail Liquidation Value": The appraised liquidation value (expressed as a percentage) of Acceptable Inventory less liquidation expenses as reasonably determined by Lender or its agents from time to time, consistent with the appraisal prepared by Lender as of the Closing Date, or any subsequent appraisal.

         "One Turn State": Any state or other jurisdiction under whose statutory or common law the relative priority of the rights of a landlord in assets of that landlord's tenant, for unpaid rent, vis a vis the rights of the holder of a perfected security interest therein is dependent upon whether such security interest arose prior or subsequent to the subject asset's coming onto the demised premises.

         "Overadvance":Any amounts advanced hereunder which exceed Availability.

         "Parent Guaranty": That certain Guaranty Agreement dated as of September 5, 2001 by Parent to Wells Fargo Retail Finance, LLC, as agent for all lenders under the ZB Loan and Security Agreement.

         "Parent Pledge Agreement": That certain Pledge Agreement dated as of September 5, 2001 by and among Parent, as pledgor thereunder, ZB Company, Inc., as pledged stock issuer thereunder, and Wells Fargo Retail Finance, LLC, as agent for all lenders under the ZB Loan and Security Agreement.

         "Participant":  Is defined in Section 14-12.

         "Percentage Points": The number of whole (and, if indicated, fractions (or decimal equivalents of) integers of a percentage referred to in a financial performance covenant. For example, if a projected percentage were fifty (50%) percent and the actual percentage turned out to be fifty-five and 6/10 (55.6%) percent, the variance would be 5.6 Percentage Points.

         "Person": Any natural person, and any corporation, limited liability company, trust, partnership, joint venture, or other enterprise or entity.

         "Post-Closing Obligations": Collectively, the ZB Post-Closing Payments and the FAO Payment Obligations.

         "QFS":  Quality Fulfillment Services, Inc., a Virginia corporation.

         "Real Estate": Any estates or interests in real property now owned or hereafter acquired by the Borrowers.

         "Receipts": All cash, cash equivalents, checks, and credit card slips and receipts as arise out of the sale of the Collateral and any other cash, cash equivalents or checks otherwise received by the Borrowers, whether as a result of any loan, investment by the Borrowers, investment in the Borrowers or otherwise.

         "Receivables Collateral": That portion of the Collateral which consists of the Borrowers' Accounts, Accounts Receivable, Contract Rights, General Intangibles, Chattel Paper, Instruments, Investment Property, Documents of Title, Documents, Securities, letters of credit for the benefit of the Borrowers, and bankers' acceptances held by the Borrowers, and any rights to payment.

         "Related Entity":

                  (a) Any corporation, limited liability company, trust, partnership, joint venture, or other enterprise which: is a parent, brother, sister, subsidiary, or affiliate, of either Borrower; has such enterprise's tax returns or financial statements consolidated with such Borrower; is a member of the same controlled group of corporations (within the meaning of Section 1563(a)(1), (2) and (3) of the Internal Revenue Code of 1986, as amended from time to time) of which either Borrower is a member; controls or is controlled by such Borrower or by any Affiliate of such Borrower.

                  (b)      Any Affiliate.

         "Requirement of Law":  As to any Person:

                  (a) All (i) statutes, rules, regulations, orders, or other requirements having the force of law and (ii) court orders and injunctions, arbitrator's decisions, and/or similar rulings, in each instance of or by any federal, state, municipal, and other governmental authority, or court, tribunal, panel, or other body which has jurisdiction over such Person, or any property of such Person, or of any other Person for whose conduct such Person would be responsible;

                  (b) That Person's charter, certificate of incorporation, articles of organization, and/or other organizational documents, as applicable; and

                  (c) That Person's by-laws and/or other instruments which deal with corporate or similar governance, as applicable.

         "Reserves": All (if any) Availability Reserves, Inventory Reserves, and any other reserves which may be established in accordance with the Loan Agreement.

         "Retail":  The Cost of Inventory divided by the Cost Factor.

         "Revolving Credit":  Is defined in Section 1-1.

         "Schwarz Agreement": Collectively, the agreement or agreements in form and substance reasonably satisfactory to Lender between the Borrowers and the Schwarz family with respect to the license to TS of the name "F.A.O. Schwarz" and the rights related thereto or the use of the name "F.A.O. Schwarz" by FAO, QFS and/or Vendex following the consummation of the FAO Transactions.


         "Stated Amount":  The maximum amount for which an L/C may be honored.

         "Suspension Event": Any occurrence, circumstance, or state of facts which (a) is an Event of Default; or (b) becomes an Event of Default following any requisite notice and/or any requisite period of time runs and such occurrence, circumstance, or state of facts is not absolutely cured within any applicable grace period.

         "Targoff":  Targoff-RS, LLC, a New York limited liability company.

         "Termination Date": The earliest of (a) the Maturity Date; or (b) the occurrence of any event described in Section 10-11; or (c) the date set forth in Lender's notice to the Borrowers setting the Termination Date on account of the occurrence of any Event of Default other than as described in Section 10.11.

         "Toy Soldier Inventory": Inventory located at a location designated as a "Toy Soldier Location" on Exhibit 5-4 or held for sale at Toy Soldier's F.A.O. Schwarz retail stores.

         "TS-Targoff Pledge Agreement": A Pledge Agreement executed and delivered by Parent, as pledgor, each of Toy Soldier and Targoff, as pledged stock issuers, and the Lender, the form and substance of which is satisfactory to the Lender.

         "UCC": The Uniform Commercial Code as in effect in The Commonwealth of Massachusetts from time to time (Mass. Gen. Laws, Ch. 106).

         "Vendex":  Royal Vendex KBB, a Netherlands corporation.

         "ZB Company, Inc.": ZB Company, Inc., a Delaware corporation, wholly-owned by Parent.

         "ZB Loan and Security Agreement": That certain Loan and Security Agreement dated as of September 5, 2001 by and among ZB Company, Inc. and Wells Fargo Retail Finance, LLC, as agent for all lenders as may from time to time be parties thereto.

         "ZB Post-Closing Payments": Collectively, the Cure Costs, Post-Closing Payments, and the Additional Post-Closing Payments (as each such term is defined in the ZB Purchase Agreement) and any other post-closing monetary obligations of ZB Company, Inc. to the Estate or any other Person under the ZB Purchase Agreement.

         "ZB Post-Closing Payments Guaranty": Parent's guaranty of the obligations of ZB Company, Inc. under the ZB Purchase Agreement.

         "ZB Purchase Agreement": The Asset Purchase Agreement by and among the ZB Company, Inc., Parent, and each of the Debtors dated as of August 31, 2001.

                                   EXHIBIT 5-6

                                  Indebtedness


1. Intercompany payables between Parent and ZB Company, Inc. in amounts up to $750,000.

2.  Intercompany payables between Parent and TS.

3.  Trade obligations and accruals in the ordinary course of business.

4.  Purchase money indebtedness including capital leases.

5.  Unsecured indebtedness.

6. Indebtedness arising under agreements providing for indemnification, adjustment of purchase price or similar obligations, or obligations to perform bids, trade contracts, leases, statutory obligations or surety and appeal bonds, performance bonds and other similar obligations incurred in the ordinary course of business.

7. Indebtedness to secure workers' compensation, unemployment insurance and other social security legislation obligations.

8. Indebtedness of Parent incurred under the ZB Loan Agreement, the Parent Guaranty and the Parent Pledge.

9. Indebtedness of TS existing on the closing under the FAO Purchase Documents - TS to provide a closing balance sheet to Lender showing such debt as soon as practical after its preparation.

10. Indebtedness of Parent and TS under the FAO Purchase Documents.

11. The subordinated notes issued under the FAO Purchase Agreement to FAO and QFS.

12. $4.9 million in aggregate principal amount of Subordinated Convertible Pay-in-Kind Notes due 2004

13. $3.0 million in liquidation preference of Series A Mandatorily Redeemable Preferred Stock.

14. Indebtedness of Parent or TS incurred in exchange for or the net proceeds of which are used to extend, refinance, renew, replace, substitute or refund Indebtedness referred to above.